UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 1, 2007

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Indiana	0-20625	35-1898425
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 East 96th Street, Suite 100, Indianapolis, Indiana		46240
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On February 1, 2007, Duke Realty Corporation (the “General Partner”), the sole general partner of Duke Realty Limited Partnership, entered into a Letter Agreement regarding executive severance (the “Agreement”) with Samuel J. O’Briant and Kevin O. Rogus.

Under the terms set forth in the Agreement, each executive officer who voluntarily terminates his employment will be entitled to separation payments totaling an amount equal to such officer’s annual base pay in effect on the last day of the calendar year immediately preceding the calendar year in which the executive officer’s employment is terminated. If the General Partner terminates the executive officer’s employment for cause (as defined in the Agreement), the executive officer will be entitled to separation payments totaling ten thousand dollars ($10,000.00). If the General Partner terminates the executive officer’s employment for any reason other than for cause, and there has been no change of control (as defined in the Agreement), the executive officer’s termination will be considered a separation for other than cause. In the event the General Partner terminates the executive officer’s employment for other than cause, the executive officer will be entitled to receive separation payments totaling an amount equal to two (2) times the sum of (i) his annual base pay in effect on the last day of the calendar year immediately preceding the calendar year in which  his employment is terminated, plus (ii) any annual cash incentive bonus paid or payable with respect to services performed during that year. If the General Partner terminates the executive officer’s employment within one (1) year of a change in control of the General Partner, or if the executive officer terminates his employment by the General Partner voluntarily for good reason, the exective officer will be entitled to receive separation payments totaling an amount equal to three (3) times the sum of (i) the executive officer’s annual base pay in effect on the last day of the calendar year immediately preceding the calendar year in which the executive officer’s employment is terminated, plus (ii) any annual cash incentive bonus paid or payable with respect to services performed during that year. The foregoing description of the terms of the Agreement is qualified in its entirety by the Form of Letter Agreement Regarding Executive Severance which is incorporated into this Item 1.01 by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the General Partner with the SEC on December 19, 2005.

Item 2.02.                                          Results of Operations and Financial Condition.

On February 1, 2007, the General Partner held a conference call to discuss the General Partner’s financial results for the fourth quarter ended December 31, 2006. Pursuant to General Instruction F to Form 8-K, a copy of the transcript from the conference call (the “Transcript”) is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by this reference. The Transcript has been selectively edited to facilitate the understanding of the information communicated during the conference call.

The information contained in this Item 2.02, including the related information set forth in the Transcript attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 9.01.                                          Financial Statements and Exhibits.

(d)          Exhibits

99.1                         Duke Realty Corporation transcript from the conference call held on February 1, 2007, with respect to its financial results for the fourth quarter ended December 31, 2006.*

*                 The Transcript attached hereto as Exhibit 99.1 is “furnished” and not “filed,” as described in Item 2.02 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

	By:	Duke Realty Corporation, its sole general partner

	By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel
and Corporate Secretary

Dated: February 7, 2007